UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Introduction

Santander Holdings USA, Inc. (the “Company”) is a financial services holding company in the U.S. with $123.2 billion in assets as of March 31, 2015. Based in Boston, Massachusetts, the Company offers a full range of consumer and commercial banking products and services. The Company has developed stress testing processes that capture its unique mix of businesses, risks and geographic footprint.

Dodd-Frank Stress Test Requirements

In October 2012, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) issued a final rule on supervisory and company-run stress test requirements for bank holding companies (“BHCs”) with total consolidated assets of $50 billion or more which requires the Company to conduct mid-cycle company-run stress tests under baseline, adverse and severely adverse economic scenarios.

The rule, as amended on October 27, 2014, requires the Company to disclose publicly the results of its stress tests under the internally- developed severely adverse stress scenario. The Company is further required to employ the following assumptions (the “Dodd-Frank Act Stress Testing Capital Actions”) regarding its projected capital actions over the forecast horizon (nine quarters, beginning March 31, 2015 and ending June 30, 2017):

•	Payment of common stock dividends equal to the quarterly average dollar amount of common stock dividends paid in the previous year. The Company assumed no common stock dividends;

•	Payments on any other instrument eligible for inclusion in the numerator of a regulatory capital ratio equal to the stated dividend, interest or principal due on such instrument; and

•	No redemption or repurchase of any capital instrument eligible for inclusion in the numerator of a regulatory capital ratio. The Company’s forecast does not include the repurchase of Santander Consumer USA Holdings Inc. common stock from its former Chief Executive Officer as disclosed on July 2, 2015.

Macroeconomic Scenario and Severity

The Company developed a severely adverse scenario that is in line with a protracted deflationary recession, including a sharp contraction in gross domestic product (“GDP”) and elevated unemployment rates. National and regional macroeconomic factors have been modified and tailored to stress the Company’s geographic footprint, unique risk profile and strategic plans. These modifications include severe declines in used vehicle values, commercial real estate prices and home prices in the Company’s footprint.

In addition to the macroeconomic downturn, multiple idiosyncratic risk events were layered into the scenario to target the Company’s unique risk profile in areas that may not be directly impacted by changes to macroeconomic indicators.

The Company designed the hypothetical scenario to be significantly more severe than those presented by the Federal Reserve as part of the annual Comprehensive Capital Analysis and Review (“CCAR”) processes. The scenario was designed to demonstrate the Company’s ability to withstand an extreme macroeconomic environment and maintain capital ratios well above any regulatory minimum.

The table below highlights some of the key macroeconomic trends used for this hypothetical exercise:

	Severely Adverse Scenario
	Average	Worst Quarter	End Point
Real GDP Growth (year-over-year)	-1.5%	-4.0%	0.2%
Unemployment Rate	10.3%	11.5%	10.8%
Consumer Price Index (year-over-year)	-0.6%	-1.7%	1.8%
3 mo. Treasury	0.04%	0.04%	0.04%
10 yr. Treasury	1.86%	1.72%	2.14%
S&P 500 Index	1,415	1,275	1,398
Case-Shiller Home Price Index (“HPI”)	136.3	118.6	120.4
Light Vehicle Sales (in millions)	12.1	11.0	11.3
Manheim Index	114.7	104.2	129.2
Oil Price (per barrel)	$38.9	$34.0	$41.3

Description of Risks Included

The Company considers and evaluates all material risks facing the Company in its capital adequacy and stress testing processes including, but not limited to, the following:

•	Credit risk is driven by real estate-related lending, large corporate exposures, individual consumer lending and automobile finance exposures. Credit risk is incorporated into the mid-cycle results through credit-sensitive macroeconomic scenario parameters, modifications to the scenario that account for the Company’s business footprint and specific stress applied to significant counterparties. Key macroeconomic drivers include:

•	An increase in the unemployment rate that is 81 basis points (“bps”) more severe than any observed peak experience over the last 67 years.

•	A decline in the Case-Shiller HPI of 34%, more severe than any observed peak to trough experience since 1920.

•	Operational risk is the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events. Operational risk includes legal and compliance risk. Operational risk is incorporated through elevated adverse experience driven by a severely adverse business environment and through inclusion of specific idiosyncratic operational risk events.

•	Operational risk losses in the severely adverse scenario forecast are a multiple of historical experience.

•	Market risk is the risk to the Company’s financial condition from changes in interest rates or changes in the market value of assets and traded financial instruments, both on-balance sheet and off-balance sheet. Market risk is incorporated into the mid-cycle results in the macroeconomic scenario through the shape and path of the severely adverse scenario yield curve and through market sensitive macroeconomic scenario parameters such as the forecasted value of used vehicles.

•	A decline in the Manheim Index that is 95 bps more severe than any observed peak to trough experience since the index’s inception in 1995.

•	Liquidity risk is the risk arising from an inability to meet obligations as they come due in the normal course of business without undue hardship or incurring unacceptable loss. Liquidity risk is incorporated into the mid-cycle results through the macroeconomic scenario.

Description of Methodologies Employed

The Company employs various methodologies in its stress tests for balance sheet, income statement, and capital projections. In general, the Company utilizes multiple modeling techniques in developing its stress test estimates, including regression-based modeling, transition analytics, business analytics, and other objective, quantitative forecasting methodologies. The Company incorporates expert judgment to apply management overlays in the analysis of the stress test estimates.

Pre-Provision Net Revenue (“PPNR”): PPNR forecasting methodology consists of multiple models and expert judgment used in conjunction to forecast individual line items for the balance sheet and income statement. Balance sheet and non-interest income and expense are forecasted by ordinary least squares regression on macroeconomic factors and through expert judgment when a model is not available. Net interest income is primarily forecasted based on interest rates projected and applied to the modeled loan and deposit balances within the asset/liability management tool. These results are subject to management review and adjustment.

Credit Loss Estimation: For the purposes of capital planning and loss forecasting, the Company has developed loss forecasting models driven by macroeconomic variables across its commercial, retail and automotive portfolios. Credit loss estimations and PPNR estimations use balances that are internally consistent. These results are subject to management review and adjustment.

Operational Loss Estimation: The Company used a historical averages methodology scaled for severity for the estimation of operational risk. These results are subject to management review and adjustment.

Provision for Loan and Lease Losses: The credit loss stress tests models create estimations for expected reserve levels (both allowance and contingent) and related provision expenses that the Company will incur under each of the macroeconomic scenarios. The Company’s reserve level is determined on an expectation of future net charge offs and built up to absorb those credit losses. Provision expense is taken at each forecast period to adjust the reserve levels up or down to the necessary levels.

Capital and Risk Weighted Assets: The methodologies described above translate identified risks into potential revenue and loss projections over the nine-quarter planning horizon. These projections are aggregated into net income / loss estimates over the planning horizon. These estimates then feed the Company’s regulatory capital estimation process. These regulatory capital calculations are based on existing regulatory guidance as well as proposed guidance when applicable. Risk-weighted asset calculations are based on Basel III standardized and Basel I generalized capital regulations where applicable.

Results – Company Run Severely Adverse Stress Test – Holding Company

The results presented below contain forward-looking projections that represent estimates based on the Company’s internal severely adverse scenario. The estimates reflect capital ratios which include the Dodd-Frank Act Stress Testing Capital Actions described above.

The results demonstrate that, even under this negative environment, the Company would maintain regulatory capital ratios well above regulatory minimums and well above the required minimum capital ratios set by the Federal Reserve for CCAR.

Projected stressed capital ratios through Q2 2017

	Actual Q1 2015	Stressed capital ratios[1]
		Ending	Minimum
Tier 1 common ratio (%)[2]	10.5%	5.7%	5.7%
Common equity tier 1 capital ratio (%)[3]	11.9%	7.6%	7.5%
Tier 1 risk-based capital ratio (%)[3]	13.2%	8.5%	8.4%
Total risk-based capital ratio (%)[3]	15.1%	10.3%	10.3%
Tier 1 leverage ratio (%)[3]	12.7%	7.9%	7.9%

1 The stressed capital ratios are calculated using the capital action assumptions provided within the Dodd-Frank Act stress testing rule. These projections represent hypothetical estimates that involve an economic outcome that is more adverse than expected. These estimates are not forecasts of expected losses, revenues, net income or capital ratios. The minimum capital ratios presented are for the period between Q2 2015 and Q2 2017 and do not necessarily occur in the same quarter.

2 The Tier 1 common ratio is calculated under Basel I generalized rules.

3 All other regulatory capital ratios are reported under the transition rules for the Basel III standardized approach.

Actual Q1 2015 and projected Q2 2017 risk-weighted assets

	Basel III standardized[1] Actual Q1 2015	Projected Q2 2017
		Basel I general[2] approach	Basel III standardized[1] approach
Risk-weighted assets ($BN)	108.9	91.3	96.9

1 Risk-weighted assets are calculated under the transition rules for the Basel III standardized approach.

2 Risk-weighted assets for the Tier 1 common ratio are calculated using the Basel I generalized rules.

Projected losses, revenue, and net income before taxes through Q2 2017

	$BN	% of average assets[1]
PPNR[2]	6.8	5.7%
Other revenue	0.0	0.0%
less
Provisions	13.2	11.0%
Realized losses/gains on securities (AFS/HTM)	0.1	0.0%
Trading and counterparty losses	0.0	0.0%
Other losses/gains	0.0	0.0%
equals
Net income before taxes	-6.5	-5.4%

1 Average assets is the nine-quarter average of total assets.

2 PPNR includes losses from operational risk events, mortgage repurchase expenses, and other real estate owned (“OREO”) costs.

Projected loan losses, by type of loan, Q2 2015 –Q2 2017

	$BN	Portfolio loss rates (%)[1]
Loan losses	11.8	16.2%
First-lien mortgages	0.2	3.8%
Junior liens and HELOCs	0.1	2.6%
Commercial and industrial[2]	1.0	6.2%
Commercial real estate	1.4	8.8%
Credit cards	0.1	37.5%
Other consumer[3]	8.9	34.0%
Other loans	0.1	2.8%

1 Average loan balances used to calculate portfolio loss rates exclude loans held-for-sale and loans held-for-investment under the fair value option, and are calculated over nine quarters.

2 Commercial and industrial loans include small- and medium-enterprise loans and corporate cards.

3 Other consumer loans include student loans and automobile loans.

Under the severely adverse scenario, the most significant drivers of the Company’s regulatory capital ratios are:

•	Credit losses and provisions associated with the macroeconomic environment within the retail mortgage, automobile and commercial real estate portfolios;

•	Negative impact on PPNR associated with the macroeconomic environment in net interest income driven by lower balances from credit deterioration and lower origination volumes in the commercial real estate and retail mortgage portfolios;

•	Negative impacts from PPNR and credit provisions reduced by lower total risk-weighted assets driven by a contracting balance sheet;

•	Negative impacts from a reduction of eligible additional Tier 2 capital instruments in regulatory capital; and

•	Negative impact from an increase in disallowed deferred tax asset driven by deterioration in forecasted taxable income.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: July 21, 2015	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Vice President and Assistant Secretary